Exhibit 5.1

[Conyers Dill & Pearman Limited Letterhead]

31 October 2017
Matter No.:357032
Legal - 13206671.1
441 299 4923
chris.garrod@conyersdill.com

XL Group Ltd.
O’Hara House
One Bermudiana Road
Hamilton HM08
Bermuda; and

XLIT Ltd.
O’Hara House
One Bermudiana Road
Hamilton HM08
Bermuda

Dear Sirs,

Re: XL Group Ltd.

We have acted as special Bermuda legal counsel to XL Group Ltd. (the “Company”) an exempted company incorporated in Bermuda in connection with the Registration Statement on Form S-3 of the Company and XLIT Ltd., a Cayman Islands company, filed with the U.S. Securities and Exchange Commission (the “Commission”) on 31 October 2017 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the offering from time to time by the Company of:

(i)	common shares, par value US$0.01 each ("Common Shares");

(ii)	preference shares, par value US$0.01 each ("Preference Shares", and together with the Common shares, the “Shares”);

(iii)	depositary receipts representing fractional Preference Shares, which are called depositary shares of the Company (the “Depositary Shares”);

(iv)	warrants to purchase the Common Shares (“Warrants”);

(v)	contracts for the purchase of Common Shares or other securities (the “Purchase Contracts”);

(vi)	senior or subordinated debt securities of the Company (the “Debt Securities”);

(vii)	guarantees issued by the Company of senior or subordinated debt securities of XLIT Ltd. (the “Guarantees”); and

(viii)
units each consisting of one or more Purchase Contracts (the “Units”) and, as security for the holder’s obligation to purchase Common Shares thereunder, any one or more of (a) Debt Securities, (b) debt or equity obligations of third parties, including U.S. Treasury securities, (c) Preference Shares or (d) debt securities of XLIT Ltd., which may be senior or subordinated.

All of the items listed in items (i) to (viii) are hereby collectively referred to as the “Securities”. The items listed in items (iii) to (viii) are hereby collectively referred to as the “Debt Contracts”.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”) each certified by the Secretary of the Company on 31 October 2017, resolutions of the directors of the Company dated 25 April 2016, 15 June 2016, 27 June 2016 and 26 October 2017 (the "Resolutions"), a certificate of compliance from the Registrar of Companies in Bermuda, dated 24 October 2017 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, (i) that the Company's shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the "Companies Act"), (j) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Units), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (k) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Contracts are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (l) that the applicable purchase, underwriting or similar agreement, any Debt Contracts, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law; (m) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board of Directors, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Contracts are to be issued, the applicable indenture and any applicable supplements thereto, (n) that, upon the issue of any Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (o) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled "Prospectuses and Public Offers"; (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto and (q) the validity, enforceability and binding effect under the laws of any jurisdictions expressed to govern the Securities (the “Foreign Laws”) of the Securities in accordance with their terms.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of Bermuda enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Securities. In particular, the obligations of the Company in connection with any Security and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Shares herein as being "non-assessable" we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Shares and Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter, except that this opinion may be relied upon Skadden, Arps, Slate, Meagher & Flom LLP for the purposes solely of any legal opinion that they may be required to give with respect to the Registration Statement.

On the basis of and subject to the foregoing we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
The Company has the necessary corporate power and authority under the Constitutional Documents to enter into and perform its obligations pursuant to the terms of the Securities and the documents governing the Securities, including the issuance of the Securities.

3.	Upon the due issuance of Shares and payment of the consideration therefor, such Shares will be validly issued, fully paid and non-assessable.

4.
When the execution and delivery of the document(s) governing the Debt Contracts and the issuance, sale and payment for the Debt Contracts have been duly authorised by the Company and when such Debt Contracts have been duly executed by the Company in accordance with the Constitutional Documents and, if appropriate, authenticated in the manner set forth in the document(s) governing such Debt Contracts, including (as applicable) an indenture, deposit agreement, receipt, unit agreement, purchase contract or warrant agreement related thereto and delivered against due payment therefor, the Debt Contracts will be duly executed, issued and delivered and will be the valid, binding obligations of the Company and the Depositary Shares will be legally issued, fully paid and non-assessable, and will not be subject to any calls for any additional payment and will entitle their holders to the rights specified in any depositary share agreement and the depositary receipt.

5.
The execution and delivery of the document(s) governing the Securities by the Company, the Securities issued thereunder and the performance by the Company of its obligations thereunder do not violate and will not violate the Constitutional Documents nor any applicable law, regulation or decree in Bermuda.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited